NON-COMPETITION AGREEMENT
                            -------------------------

     This Agreement is entered into between MIT, LLC (aka Money in Training and aka Millionaires in Training) and Scott Elder, individually and in his capacity as CEO of Online Investor's Advantage ("Contractor"), effective this 8 day of March, 2000.

1. Contractor Shall Not Contact MIT's Distribution Channels.

     MIT and Contractor have agreed that Contractor shall be permitted to make product and informational presentations at events sponsored by MIT and by MIT in affiliation with other companies ("Events"), including Peter Lowe International, Professional Seminars of America, Brian Tracy, Knightingale Conant, and other distribution channels of MIT identified hereafter ("Distribution Channels"). The terms under which Contractor shall be permitted to make presentations at Events are set forth in a separate agreement, a copy of which is attached hereto or will be attached hereto as Exhibit A. However, the terms and conditions of this Agreement shall not be conditioned upon the execution or finalization of any such separate agreement.

2. Contractor Shall Not Contact MIT's Content Providers.

     As partial consideration for MIT's agreement to permit Contractor to make presentations at Events, Contractor covenants and agrees that he/she/it will not engage in any business with any of MIT's Distribution Channels as identified herein or as may be subsequently identified by the parties hereto, or with any of MIT's content provider companies such as Professional Seminars of America or other companies that may be identified hereafter ("Content Providers"), nor shall Contractor undertake to solicit business from, offer services or products to, or make any contact with Distribution Channels or Content Providers except through MIT and upon terms and conditions approved by MIT, from the date hereof and continuing until three (3) years following the last presentation made by Contractor at an Event.

3. Contractor Shall Not Make Unauthorized Use of MIT Information.

     Contractor covenants and agrees that from the date hereof and continuing until three (3) years following the last presentation made by Contractor at an Event, Contractor shall not duplicate, take possession of, use, paraphrase or appropriate any information presented or provided by MIT or its Distribution Channels or Content Providers, without the express written authorization and consent of MIT and the affected Distribution Channel or Content Provider.

4. Contractor Shall Not Infringe On MIT's Seminal Topics.

     Contractor covenants and agrees that from the date hereof and continuing until three (3) years following the last presentation made by Contractor at an Event, Contractor shall not make any commercial presentation at any seminar or other event, or in any setting attended by more than three persons, of products or services connected with or pertaining to the topics of Asset. Protection, Estate Planning, Tax Reduction without the express written authorization and consent of MIT.

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5.  Contractor  Shall Not Use or Disclose  Customer Lists of MIT or Distribution
Channels.

     Contractor acknowledges and agrees that all names and lists of attendees or invitees to Events (and any revenue derived therefrom) are the property of MIT or its Distribution Channels and Content Providers. Contractor covenants and agrees that it shall not attempt to acquire such names or lists and shall not appropriate record, duplicate, telemarket, use or disclose to any other person such names and lists, without the express written authorization and consent of MIT and upon the teams and conditions set forth in such authorization or consent. Nothing in this Agreement is intended, or shall be construed, to grant to Contractor any license or other rights to use MIT's information as described in Paragraphs 3, 4. and 5 herein, or any rights under any trademark patent, or copyright of MIT or its Distribution Channels, or Content Providers.

6. Contractor Shall Be Enjoined From Violation of This Agreement.

     Contractor acknowledges that the covenants and agreements contained in this Agreement are required for the protection of the value of MIT's assets, trademarks, copyrights. trade secrets, systems, processes and ideas and relate matters which are of a special, unique and extraordinary character which give them substantial value and further acknowledges and agrees that MIT may not be able to be reasonably or adequately compensated in damages for breach of the covenants and conditions contained in this Agreement and that, in addition to any other relief in law or in equity to which MIT may be entitled. MIT shall have the right to immediate injunctive relief to enforce the specific performance of such covenants and agreements and shall be entitled to such relief from a court of competent jurisdiction upon ex pane motion for the same, without notice to Recipient.

7. Intentionally deleted.

8. Contractor Shall Pay all Costs of Enforcement if They Violate This Agreement.

     The prevailing party to any claim or action commenced to enforce or interpret the terms and provisions of this Agreement shall be entitled to its reasonable attorneys' fees and costs, including expenses such as photocopying, expert witness fees, long distance telephone tolls, reasonable travel expenses and other out-of-pocket expenses incurred as a direct cost of the enforcement effort.

9. Individuals are Bound by This Agreement.

     The additional undersigned representing the Contractor agrees to be bound in his/her individual capacity to the terms contained herein.

MIT, LLC                                   Online Investors Advantage Contractor

By ________________________                By: /S/ Scott Elder
      Managing Member                      By   Scott Elder
                                           Its  CEO

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